UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Newark, CA	(Zip Code)
7373 Gateway Blvd Newark, CA (Address of principal executive offices)	94560 (Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

Private Offering of Convertible Senior Notes

On December 8, 2021, Lucid Group, Inc. (the “Company”) distributed a confidential preliminary offering memorandum dated December 8, 2021 relating to a proposed private offering (the “Private Offering”) of Convertible Senior Notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

On December 8, 2021, the Company issued a press release relating to the Private Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01. Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, any securities.

Recast of Historical Financial Statements

The Company is filing the attached Exhibit 99.2 and Exhibit 99.3 to recast its financial statements for the years ended December 31, 2020 and 2019 and related disclosures to retrospectively reflect the effects of the reverse recapitalization that occurred in connection with the Merger, as further described below. Exhibits 99.2 and 99.3 are incorporated by reference into this Item 8.01. The Company provided the information in Exhibit 99.2 and Exhibit 99.3 to investors in connection with the Private Offering described above.

As previously disclosed, on July 23, 2021 (the “Closing Date”), the Company (f/k/a Churchill Capital Corp IV), consummated the previously announced merger transactions (collectively, the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated February 22, 2021, by and among the Company (at such time named Churchill Capital Corp IV), Air Merger Sub, Inc. (“Merger Sub”), a direct, wholly owned subsidiary of the Company, and Atieva, Inc. (“Legacy Lucid”).

The Merger was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles. Under this method of accounting, Churchill Capital Corp IV was treated as the “acquired” company for financial reporting purposes. The financial statements of the combined entity upon consummation of the Merger represented a continuation of the financial statements of Lucid with the Merger being treated as the equivalent of Lucid issuing stock for the net assets of Churchill Capital Corp IV, accompanied by a recapitalization. The net assets of Churchill Capital Corp IV are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Lucid in future reports of the combined entity. All periods prior to the Merger have been retroactively adjusted using the exchange ratio in the Merger of approximately 2.644 for the equivalent number of shares outstanding immediately after the Merger to effect the reverse recapitalization.

Included herein as Exhibit 99.3 are the audited consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020. These financial statements update the audited consolidated financial statements of Legacy Lucid included in Item 2.01 and Item 9.01 of the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021, (the “Super 8-K”) and in the Company’s proxy statement/prospectus dated June 11, 2021 (the “Proxy Statement”) to reflect the effects of the reverse recapitalization. Also included herein as Exhibit 99.2 is Management’s Discussion and Analysis of Financial Condition and Results of Operations, which relates to the audited consolidated financial statements, and updates Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 2.01 of the Super 8-K and in the Proxy Statement.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
99.1	Press Release dated December 8, 2021
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Audited Consolidated Financial Statements of Lucid Group, Inc. for the Years Ended December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2021	LUCID GROUP, INC.

	By:	/s/ Sherry House
		Name:	Sherry House
		Title:	Chief Financial Officer